Exhibit 99.1

Power Solutions International Announces Extension to Credit Agreement

WOOD DALE, Ill., March 24, 2023 — Power Solutions International, Inc. (the “Company” or “PSI”) amended its $130 million uncommitted senior secured revolving credit agreement (the “Third Amended and Restated Credit Agreement”), with Standard Chartered Bank, as administrative agent (“Standard Chartered”), and the lenders party thereto from time to time. The Third Amended and Restated Credit Agreement extends the maturity date of loans outstanding under its previous credit facility to the earlier of March 22, 2024 or the demand of Standard Chartered. The Third Amended and Restated Credit Agreement is fully drawn as of the date of this release.

The Third Amended and Restated Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the second and third quarters of 2023. Borrowings under the Third Amended and Restated Credit Agreement will incur interest at either the alternate base rate or the Secured Overnight Financing Rate (“SOFR”) plus 3.35% per annum.

The obligations under the Third Amended and Restated Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Third Amended and Restated Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Third Amended and Restated Credit Agreement, on March 24, 2023, the Company also amended two of its four separate shareholder’s loan agreements with its majority stockholder, Weichai America Corp. (“Weichai”), to among other things, extend the maturities thereof. The first shareholder’s loan agreement (the “First Shareholder’s Loan Agreement”), which was set to mature on April 24, 2023, provides the Company with a $130.0 million subordinated loan under which Weichai is obligated to advance funds solely for purposes of repaying outstanding borrowings under the Third Amended and Restated Credit Agreement if the Company is unable to pay such borrowings. The fourth shareholder’s loan agreement (the “Fourth Shareholder’s Loan Agreement”), which was set to mature on March 31, 2023, provides the Company with a $30 million subordinated loan at the discretion of Weichai. The maturity of the First Shareholder’s Loan Agreement was extended to April 24, 2024 and the maturity of the Fourth Shareholder’s Loan Agreement was extended to March 31, 2024. Borrowings under both agreements will bear interest at an annual rate equal to SOFR plus 4.05% per annum. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed as 4.05% per annum. If the interest rate for any loan is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing cost plus 1%. Both of the agreements are subject to customary events of default and covenants. The Company has covenanted to secure any amounts borrowed under either of the agreements upon payment in full of all amounts outstanding under the Third Amended and Restated Credit Agreement.

As of March 24, 2023, there were no borrowings under the First Shareholder’s Loan Agreement and approximately $4.8 million drawn under the Fourth Shareholder’s Loan Agreement.

The Company is also party to two other loan agreements with Weichai, including the $25 million second amended and restated shareholder’s loan agreement (the “Second Shareholder’s Loan Agreement”) and the $50 million first amended and restated shareholder’s loan agreement (the “Third Shareholder’s Loan Agreement”). The Second Shareholder’s Loan Agreement will mature on May 20, 2023 and the Third Shareholder’s Loan Agreement will mature on November 30, 2023. The Company intends to work with Weichai to extend both the Second Shareholder’s Loan Agreement and the Third Shareholder’s Loan Agreement as the maturity date approaches. As of March 24, 2023, both the Second Shareholder’s Loan Agreement and the Third Shareholder’s Loan Agreement have been fully drawn.

Management Comments

Dino Xykis, Interim Chief Executive Officer, commented, “We are pleased with the continued support from Standard Chartered through the credit agreement extension and also grateful for the ongoing support from Weichai.”

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would,” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are subject to a number of risks, uncertainties, and assumptions that may cause actual results, performance or achievements to be materially different from those expressed in, or implied by, such statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements, include, without limitation: the impact of the COVID-19 pandemic could have on the Company’s business and financial results; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber attacks; the timing of completion of steps to address, and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks related to complying with the terms and conditions of the settlements with the SEC and the United States Attorney’s Office for the Northern District of Illinois (the “USAO”); variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the internal control matters; the Company’s obligations to indemnify past and present directors and officers and certain current and former employees with respect to the investigations conducted by the SEC which will be funded by the Company with its existing cash resources due to the exhaustion of its historical primary directors’ and officers’ insurance coverage; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports from China on the Company’s supply chain; impact on the global economy of the war in Ukraine; the impact of supply chain interruptions and raw material shortages; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 (the “Common Stock”) from the NASDAQ Stock Market (“NASDAQ”) and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Power Solutions International, Inc.

Matt Thomas

Corporate Controller

(630) 542-2805

Matt.Thomas@psiengines.com